UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
April 14, 2015 (April 8, 2015)

BREITBURN ENERGY PARTNERS LP

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071

(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Preferred Unit Purchase Agreement

On April 8, 2015, Breitburn Energy Partners LP (the “Partnership”), a Delaware limited partnership, entered into an amended and restated purchase agreement (the “Preferred Unit Purchase Agreement”) with EIG Redwood Equity Aggregator, LP (“EIG Equity”), ACMO BBEP Corp. (“ACMO”) and the other purchasers listed on Schedule A thereto (together with EIG Equity, the “Preferred Unit Purchasers”), pursuant to which the Partnership agreed to sell $350 million in aggregate amount of the Partnership’s Series B Perpetual Convertible Preferred Units (the “Series B Preferred Units”) representing limited partner interests in the Partnership to the Preferred Unit Purchasers at an issue price to the Preferred Unit Purchasers of $7.50 per unit in a private placement (the “Preferred Private Placement”) exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Series B Preferred Units have not been registered under the Securities Act or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Preferred Private Placement closed on April 8, 2015 (the “Closing Date”).

In connection with the closing of the Preferred Private Placement, on April 8, 2015, the Partnership entered into the Third Amended and Restated Agreement of Limited Partnership of the Partnership, which defines the preferences, rights, powers and duties of holders of Series B Preferred Units (the “Partnership Agreement Amendment”), a Board Representation and Standstill Agreement with EIG Equity (the “Board Representation and Standstill Agreement”), Standstill Agreements with ACMO and the other Preferred Unit Purchasers (the “Standstill Agreements”) and a Registration Rights Agreement with EIG Equity, ACMO and the other Preferred Unit Purchasers (the “Registration Rights Agreement”). In addition, in connection with the closing of the Preferred Private Placement, the Partnership paid EIG Management Company, LLC (“EIG MC”) a transaction fee equal to $7 million.

The Preferred Unit Purchase Agreement contains customary representations, warranties and agreements of the Partnership and indemnification and other obligations of the Partnership and the Preferred Unit Purchasers. The foregoing description of the Preferred Unit Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Preferred Unit Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Partnership Agreement Amendment

In connection with the closing of the Preferred Private Placement, on April 8, 2015, the Partnership executed the Third Amended and Restated Agreement of Limited Partnership of the Partnership for the purpose of defining the preferences, rights, powers and duties of holders of Series B Preferred Units.

The Series B Preferred Units rank senior to the Partnership’s common units representing limited partner interests in the Partnership (“Common Units”) with respect to the payment of distributions and distribution of assets upon liquidation, dissolution and winding up. The Series B Preferred Units rank on parity with the Partnership’s 8.25% Series A Cumulative Redeemable Perpetual Preferred Units (the “Series A Preferred Units”) with respect to the payment of distributions and distribution of assets upon liquidation, dissolution and winding up. The Series B Preferred Units have no stated maturity and are not subject to mandatory redemption (except in limited circumstances in connection with a Change of Control (as defined in the Partnership Agreement Amendment), which mandatory redemption may be satisfied in cash or in Common Units at the Partnership’s election, or any sinking fund and will remain outstanding indefinitely unless repurchased or redeemed by the Partnership or converted into Common Units.

The Series B Preferred Units will pay monthly distributions at a rate equal to 8% per annum, payable in cash or additional Series B Preferred Units at the Partnership’s option for the first three years, and in cash thereafter. In the event of a Change of Control in which the consideration received by the holders of Common Units is comprised of at least 90% cash (a “Cash COC Event”), the Series B Preferred Units will be automatically converted into Common Units immediately prior to the closing of the Cash COC Event. In the event of a Change of Control (other than a Cash COC Event), the holders of Series B Preferred Units will be entitled to elect certain other treatment for their Series B Preferred Units.

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The Series B Preferred Units have voting rights that are identical to the voting rights of the Common Units and will vote with the Common Units as a single class, so that each Series B Preferred Unit will be entitled to one vote for each Common Unit into which such Series B Preferred Units are convertible on each matter with respect to which each Common Unit is entitled to vote. In addition, the affirmative vote or consent of the majority of the Outstanding Series B Preferred Units, voting separately as a class with one vote per Series B Preferred Unit, will be necessary for any of the following actions: (1) amendments to the Partnership Agreement Amendment or the Certificate of Limited Partnership of the Partnership that are materially adverse to powers, preferences or special rights of the Series B Preferred Units; (2) other than PIK Units, issuances of senior securities or parity securities to the Series B Preferred Units (other than parity securities to the Series B Preferred Units that are substantially similar to the Series A Preferred Units), including the designation, creation or issuance of additional Series B Preferred Units; (3) entering into any transaction between the Partnership on the one hand, and the General Partner (as defined below) or any of the General Partner’s Affiliates on the other hand, if such transaction (A) is not in existence on the Closing Date (provided, any amendment to any such transaction will be subject to this clause (3)) or (B) has not been approved pursuant to Section 7.9(a)(i) or (ii) of the Partnership Agreement Amendment, but in any event excluding any transactions between the Partnership and any of its subsidiaries or between or among two or more of the Partnership’s subsidiaries; (4) adopting or changing tax elections, tax accounting methods or tax reporting positions, in each case if such adoption or change would disproportionately and adversely affect the holders of the Series B Preferred Units (relative to the other limited partners) unless the adoption or change is required by applicable law; and (5) making any distribution, other than in accordance with the existing distribution provisions of Section 6.3 or Section 12.4 of the Partnership Agreement Amendment as in effect on the Closing Date.

One or more holders of the Series B Preferred Units may elect, each in its own discretion, at any time on or after April 15, 2018, to convert all or any portion of the Series B Preferred Units held by such electing holder(s) in an aggregate amount equaling or exceeding the Series B Minimum Conversion Amount (as defined in the Partnership Agreement Amendment) into Common Units, with each Series B Preferred Unit so converted being converted into one Common Unit, subject to Series B Conversion Ratio Adjustments (as defined in the Partnership Agreement Amendment) (as so adjusted, the “Series B Conversion Ratio”).

At any time on or after April 15, 2018, the Partnership may elect at any time to convert all or part of the Series B Preferred Units then Outstanding into Common Units at the Series B Conversion Ratio; provided that (1) such Common Units shall be registered for public resale under the Securities Act, pursuant to an effective registration statement that is then-available for the resale of such Common Units; and (2) the daily VWAP of the Common Units on the National Securities Exchange on which the Common Units are listed or admitted to trading is greater than one hundred sixty percent (160%) of the product of the Series B Issue Price multiplied by the Series B Conversion Ratio for 20 Trading Days in the 30 Trading Day period immediately preceding the date the Partnership furnishes notice to the more holders of the Series B Preferred Units of the conversion.

The foregoing description of the Partnership Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Partnership Agreement Amendment, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Board Representation and Standstill Agreement

On April 8, 2015, the Partnership and Breitburn GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), entered into the Board Representation and Standstill Agreement with EIG Equity. Pursuant to the Board Representation and Standstill Agreement, the Partnership and the General Partner have agreed to permit EIG Equity to appoint a single representative, in a non-voting observer capacity, to attend all meetings of the full board of directors of the General Partner (the “Board”), subject to certain exceptions described in the Board Representation and Standstill Agreement (the “Board Observation Rights”). Pursuant to the Board Representation and Standstill Agreement, the Partnership and the General Partner have agreed to permit EIG Equity to designate one person to serve as a director on the Board (the “Designated Director”).

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The Board Observation Rights and the Board Designation Rights terminate on the earlier of (1) the Series B Voting Termination Date (as defined in the Partnership Agreement Amendment) or (2) on or after the initial conversion of Series B Preferred Units held by EIG Equity and its affiliates pursuant to the Partnership Agreement, the date on which EIG Equity and its affiliates no longer own (A) Common Units issued in respect of any such conversion or any prior conversion and (B) Series B Preferred Units on an as-converted basis (based on the Series B Conversion Ratio (as defined in the Partnership Agreement Amendment) then in effect) that, together, are equal in number to seven-and-one-half percent (7.5%) or more of the total number of outstanding Common Units (counting for this purpose in the denominator used to calculate such percentage, all outstanding Series B Preferred Units as though they were outstanding Common Units based on the Series B Conversion Ratio then in effect) (such earlier date, the “Board Rights Termination Date”); provided that, notwithstanding the foregoing, under no circumstances will the Board Rights Termination Date be deemed to have occurred so long as EIG Equity and its affiliates continue to beneficially own the majority of the Series B Preferred Units issued on the Closing Date plus a majority of the PIK Units, if any, paid with respect to the Series B Preferred Units issued on the Closing Date.

During the period from and including the Closing Date through and including the annual meeting of unitholders to elect directors to the Board that is held in 2017 (including any adjournments and postponements thereof), EIG Equity has agreed that, at any meeting of the unitholders or in any other circumstances upon which a vote, consent or other approval of all or some of the unitholders is sought solely with respect to the matters described below, EIG Equity shall vote (or cause to be voted) or execute (or cause to be executed) consents with respect to, as applicable, all of the units owned by EIG Equity and its affiliates as of the applicable record date (1) in favor of the election of the persons named in the Partnership’s proxy statement as the Board’s nominees for election as directors, and against any other nominees and (2) in favor of the adoption of or amendment to any equity-based compensation plans presented by the Board for unitholder vote that is similar with respect to amount and types of awards for long-term incentive plans of publicly traded upstream oil and gas companies. In addition, during the period commencing on the Closing Date and ending on the Board Rights Termination Date, with respect to any proposal to remove the General Partner as the general partner of the Partnership, EIG Equity has agreed that it will not, and will cause its affiliates not to, vote (or give consents for) a proportion of their Series B Preferred Units and Common Units in favor of removal that exceeds the proportion of (1) the Common Units (plus Series B Preferred Units counted on an as-converted basis) voted in favor of such proposal by the unitholders other than EIG Equity and its affiliates as compared to (2) all Common Units (plus Series B Preferred Units counted on an as converted basis consistent with the Partnership Agreement) held by the unitholders other than EIG Equity and its affiliates.

During the period commencing on the Closing Date and ending on the Standstill Termination Date (as defined below), EIG Equity has agreed that it will not, and will cause its affiliates not to, directly or indirectly, among other things: (1) engage in any hostile or takeover activities with respect to the Partnership or the General Partner (including by means of a tender offer or soliciting proxies or written consents, other than as recommended by the Board); (2) acquire or propose to acquire beneficial ownership of additional Common Units, Series B Preferred Units or other Partnership Securities (as defined in the Partnership Agreement) that in the aggregate, together with their beneficial ownership of any other units, is equal to beneficial ownership of twenty percent (20%) or more of the voting power of the outstanding Common Units (taking into account the voting rights of the Series B Preferred Units on an as-converted basis), provided that, the foregoing will not prohibit or apply to the receipt of any PIK Units as distributions on Series B Preferred Units pursuant to the Partnership Agreement, and such PIK Units will not be taken into account for purposes of establishing compliance with the foregoing; (3) acquire or propose to acquire securities of any affiliates of the Partnership or, subject to clause (5) below, any properties of the Partnership or any of its affiliates; (4) call a special meeting of the unitholders; or (5) propose to remove the General Partner as the general partner of the Partnership or, other than in accordance with Board Representation and Standstill Agreement, vote to remove the General Partner as the general partner of the Partnership. “Standstill Termination Date” means the earlier of (1) the first anniversary of the Board Rights Termination Date and (2) the later of (A) the third anniversary of the Closing Date or (B) the first anniversary of the date on which both the Designated Director has resigned from the Board and EIG Equity has permanently waived and renounced the Board Observation Rights and the Board Designation Rights.

The foregoing description of the Board Representation and Standstill Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Board Representation and Standstill Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

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Other Purchaser Standstill Agreements

On April 8, 2015, the Partnership and the General Partner also entered into the Standstill Agreements with ACMO and the other purchasers listed on Schedule A to the Preferred Unit Purchase Agreement, which contain provisions substantially similar to the standstill provisions in the Board Representation and Standstill Agreement. The Standstill Agreements terminate on the earlier of (1) the second anniversary of the Closing Date and (2) the Standstill Termination Date under the Board Representation and Standstill Agreement.

Registration Rights Agreement

On April 8, 2015, the Partnership entered into the Registration Rights Agreement with EIG Equity, ACMO and the other Preferred Unit Purchasers relating to the registered resale of (1) the Series B Preferred Units, including PIK Units, and (2) Common Units issuable upon conversion of the Series B Preferred Units, including PIK Units. Pursuant to the Registration Rights Agreement, the Partnership is required to file or cause to be filed a registration statement for such registered resale within 75 days following the Closing Date and is required to cause the registration statement to become effective as soon as reasonably practicable thereafter but in no event later than 180 days after the Closing Date.  In certain circumstances, the Preferred Unit Purchasers will have piggyback registration rights and rights to request an underwritten offering as described in the Registration Rights Agreement. The Preferred Unit Purchasers will cease to have registration rights under the Registration Rights Agreement on the later of the fifth anniversary of the Closing Date and the date on which the Preferred Unit Purchaser holds Registrable Securities (as defined in the Registration Rights Agreement) that represent less than $30 million of Registrable Securities.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Amended and Restated Note Purchase Agreement

On April 8, 2015, the Partnership, Breitburn Finance Corporation, a Delaware corporation (“Breitburn Finance”) and Breitburn Operating LP, a Delaware limited partnership (“Breitburn Operating” and, together with the Partnership and Breitburn Finance, the “Issuers”), and certain subsidiaries of the Partnership, as guarantors (the “Guarantors”), entered into an Amended and Restated Note Purchase Agreement (the “Note Purchase Agreement”) with EIG Redwood Debt Aggregator, LP (“EIG Debt,” and together with EIG Equity, “EIG”) and the other purchasers listed on Schedule I thereto (together with EIG Debt, the “Note Purchasers”), pursuant to which the Issuers agreed to sell $650 million in aggregate principal amount of their 9.25% Senior Secured Second Lien Notes due 2020 (the “Notes”) to the Note Purchasers in a private placement (the “Notes Private Placement,” and together with the Preferred Private Placement, the “Private Placements”) exempt from the registration requirements under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  The Notes Private Placement closed on April 8, 2015.

The Note Purchase Agreement contains representations, warranties and agreements of the Partnership and indemnification and other obligations of the Partnership and the Note Purchasers. In addition, in connection with the closing of the Notes Private Placement, the Partnership paid EIG MC a transaction fee equal to $13 million. The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement, which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

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Indenture

The Notes were issued pursuant to an indenture (the “Indenture”) among the Issuers, the Guarantors and U.S. Bank National Association, as trustee and collateral agent. The Notes will mature on May 18, 2020. The interest payment dates for the Notes will be March 31, June 30, September 30 and December 31. The Notes are guaranteed by the Guarantors (the “Guarantee”) and, together with the Guarantee, are secured on a senior second-priority basis by liens on assets of the Issuers and Guarantors that secure the obligations of the Issuers and Guarantors under the Third Amended and Restated Credit Agreement, dated November 19, 2014, among the Partnership, Breitburn Operating, certain subsidiaries, Wells Fargo Bank, National Association, as administrative agent and the lenders party thereto, as amended by the First Amendment thereto, dated as of April 8, 2015 (the “Credit Agreement”).

Prior to the third anniversary of the closing date, the Issuers may redeem all or a part of the Notes at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) a make whole premium at the redemption date, plus accrued and unpaid interest, if any, to the redemption date. For the twelve month period beginning on the third anniversary of the closing date,  the Issuers may redeem all or a part of the Notes at a redemption price equal to 106% plus accrued and unpaid interest, if any, to the redemption date. Thereafter, the Notes may be redeemed at par plus accrued and unpaid interest, if any, to the redemption date.

The Indenture contains covenants that restrict the Partnership’s ability and the ability of certain of its subsidiaries to: (i) sell assets including equity interests in our subsidiaries; (ii) pay distributions on, redeem or repurchase our units or redeem or repurchase our existing unsecured notes and our subordinated debt; (iii) make investments; (iv) incur or guarantee additional indebtedness or issue preferred units; (v) create or incur certain liens, including liens incurring additional second lien and other junior lien debt; (vi) enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us; (vii) consolidate, merge or transfer all or substantially all of our assets; (viii) engage in transactions with affiliates; (ix) create unrestricted subsidiaries; or (x) engage in certain business activities. These covenants are subject to a number of important exceptions and qualifications. In addition, the Note Purchase Agreement contains representations and warranties and affirmative covenants similar to those included in the Credit Agreement.

The events that constitute an event of default under the Indenture include:  payment defaults; material misrepresentations; breaches of covenants; cross payment default and cross-acceleration to certain other indebtedness; adverse judgments against us in excess of a specified amount; certain insolvency events; and events affecting the enforceability of the guarantees or the security interests granted in favor of the noteholders. Under the Note Purchase Agreement, EIG Debt has agreed that it or its affiliates will own and hold at all times at least 50.1% of the outstanding principal amount of the Notes.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 10.4 hereto and incorporated by reference herein.

Security Agreement

On April 8, 2015, the Issuers, the Guarantors and U.S. Bank National Association, as collateral agent under the Indenture (the “Collateral Agent”), entered into a security agreement (the “Security Agreement”) pursuant to which each Issuer and each Guarantor pledged substantially all of its assets in favor of the Collateral Agent to secure obligations under the Notes and the Guarantees.

The foregoing description of the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Security Agreement, which is filed as Exhibit 10.5 hereto and incorporated by reference herein.

Intercreditor Agreement

On April 8, 2015, the Collateral Agent and Wells Fargo Bank, National Association, as administrative agent under the Credit Agreement (the “Priority Lien Agent”) entered into an intercreditor agreement (the “Intercreditor Agreement”) to govern the relationship of noteholders and the lenders under the Credit Agreement with respect to the collateral and certain other matters.

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The foregoing description of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Intercreditor Agreement, which is filed as Exhibit 10.6 hereto and incorporated by reference herein.

First Amendment to Third Amended and Restated Credit Agreement

In connection with the closing of the Private Placements on April 8, 2015, the Partnership entered into the First Amendment to the Credit Agreement, among the Partnership, Breitburn Operating, certain subsidiaries, Wells Fargo Bank, National Association, as Administrative Agent and the lenders party thereto (the “Credit Agreement Amendment”). Among other changes, the Credit Agreement Amendment; (i) establishes a borrowing base of $1.8 billion until the April 1, 2016 scheduled redetermination date subject, starting with the October 1, 2015 scheduled redetermination date, to the Partnership having at least 10% of the borrowing base available; (ii) permits $650 million of second lien indebtedness; (iii) increases the base rate and libor margins by 0.25%; (iv) adds a requirement that the Partnership have at least 10% of the borrowing base available in order to make distributions on its common units or voluntary prepayment of second lien indebtedness; and (v) adds a requirement that the Partnership have at least 5% of the borrowing base available in order to make distributions on its Series B preferred units.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is filed as Exhibit 10.7 hereto and incorporated by reference herein.

Use of Proceeds

The Partnership received net proceeds from the Private Placements of approximately $938 million (after deducting estimated fees and expenses) and used $930 million of the proceeds to reduce outstanding borrowings under its bank credit facility. After the application by the Partnership of the net proceeds from the Private Placements to reduce borrowings under its bank credit facility, the Partnership’s outstanding debt under its bank credit facility was approximately $1.29 billion as of April 8, 2015.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Notes Private Placement, the Indenture, the Security Agreement, the Intercreditor Agreement and the Credit Agreement Amendment is incorporated into this Item 2.03 by reference.

ITEM 3.02. Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Preferred Private Placement is incorporated into this Item 3.02 by reference.

ITEM 3.03. Material Modification to Rights of Security Holders.

In connection with the closing of the Preferred Private Placement, the Partnership entered into the Partnership Agreement Amendment, the Board Representation and Standstill Agreement, the Standstill Agreements and the Registration Rights Agreement. The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Partnership Agreement Amendment, the Board Representation and Standstill Agreement, the Standstill Agreements and the Registration Rights Agreement is incorporated into this Item 3.03 by reference.

ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the closing of the Preferred Private Placement and pursuant to the terms of the Board Representation and Standstill Agreement, on April 8, 2015, the size of the Board was increased by one from seven members to eight members and Kurt A. Talbot was appointed to the Board as a Class III director to fill the resulting vacancy for a term that will expire at the annual meeting to be held in 2017. Upon the expiration of his term, he may be reelected for a three year term. Mr. Talbot is entitled to compensation commensurate with that of a non-employee member of the Board and will be reimbursed for reasonable expenses consistent with the General Partner’s policies applicable to other non-employee directors. Mr. Talbot is the Vice Chairman and Co-Head of the Investment Committee of EIG Global Energy Partners, which is affiliated with EIG and EIG MC. The disclosure under Item 1.01 of this Current Report on Form 8-K relating to EIG and EIG MC, the Private Placements and the Board Representation and Standstill Agreement is incorporated into this Item 5.02 by reference. An amendment to this Current Report will be filed with additional information required under Item 5.02.

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ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the closing of the Preferred Private Placement, the Partnership entered into the Partnership Agreement Amendment. The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Partnership Agreement Amendment is incorporated into this Item 5.03 by reference.

ITEM 7.01. Regulation FD Disclosure.

On April 8, 2015, the Partnership announced that that it had closed the Private Placements. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act.

ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.	Document
3.1	Third Amended and Restated Agreement of Limited Partnership of Breitburn Energy Partners LP.
4.1	Registration Rights Agreement, dated as of April 8, 2015, by and among Breitburn Energy Partners LP and the purchasers listed on Schedule A thereto.
10.1	Amended and Restated Series B Preferred Unit Purchase Agreement, dated as of April 8, 2015, by and among Breitburn Energy Partners LP, EIG Redwood Equity Aggregator, LP, ACMO BBEP Corp. and the other purchasers listed on Schedule A thereto.
10.2	Board Representation and Standstill Agreement, dated as of April 8, 2015, by and among Breitburn GP LLC, Breitburn Energy Partners LP and EIG Redwood Equity Aggregator, LP.
10.3	Amended and Restated Purchase Agreement, dated as of April 8, 2015, by and among Breitburn Energy Partners LP, Breitburn Operating LP, Breitburn Finance Corporation, the guarantors party thereto and the purchasers listed on Schedule I thereto.
10.4	Indenture, dated as of April 8, 2015, by and among Breitburn Energy Partners LP, Breitburn Operating LP, Breitburn Finance Corporation, the Guarantors named therein and U.S. National Bank Association.
10.5	Security Agreement, dated as of April 8. 2015, by and among Breitburn Operating LP, Breitburn Energy Partners LP, Breitburn Finance Corporation, each of the subsidiary entities named therein and U.S. Bank National Association.
10.6	Intercreditor Agreement, dated as of April 8, 2015, by and among Wells Fargo Bank, National Association, U.S. Bank National Association, Breitburn Energy Partners LP, Breitburn Finance Corporation, Breitburn Operating LP and each of the subsidiary entities named therein.
10.7	First Amendment to Third Amended and Restated Credit Agreement, dated as of April 8. 2015, by and among Breitburn Operating LP, as borrower, Breitburn Energy Partners LP, as parent guarantor, Breitburn GP LLC, Breitburn Operating GP LLC, the subsidiary guarantors named therein, each lender signatory thereto and Wells Fargo Bank, National Association.
99.1	Press Release of Breitburn Energy Partners LP dated April 8, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS LP

	By:	BREITBURN GP LLC,
its general partner

Dated: April 14, 2015	By:	/s/ James G. Jackson
James G. Jackson
Chief Financial Officer

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exhibit index

Exhibit No.	Document
3.1	Third Amended and Restated Agreement of Limited Partnership of Breitburn Energy Partners LP.
4.1	Registration Rights Agreement, dated as of April 8, 2015, by and among Breitburn Energy Partners LP and the purchasers listed on Schedule A thereto.
10.1	Amended and Restated Series B Preferred Unit Purchase Agreement, dated as of April 8, 2015, by and among Breitburn Energy Partners LP, EIG Redwood Equity Aggregator, LP, ACMO BBEP Corp. and the other purchasers listed on Schedule A thereto.
10.2	Board Representation and Standstill Agreement, dated as of April 8, 2015, by and among Breitburn GP LLC, Breitburn Energy Partners LP and EIG Redwood Equity Aggregator, LP.
10.3	Amended and Restated Purchase Agreement, dated as of April 8, 2015, by and among Breitburn Energy Partners LP, Breitburn Operating LP, Breitburn Finance Corporation, the guarantors party thereto and the purchasers listed on Schedule I thereto.
10.4	Indenture, dated as of April 8, 2015, by and among Breitburn Energy Partners LP, Breitburn Operating LP, Breitburn Finance Corporation, the Guarantors named therein and U.S. National Bank Association.
10.5	Security Agreement, dated as of April 8. 2015, by and among Breitburn Operating LP, Breitburn Energy Partners LP, Breitburn Finance Corporation, each of the subsidiary entities named therein and U.S. Bank National Association.
10.6	Intercreditor Agreement, dated as of April 8, 2015, by and among Wells Fargo Bank, National Association, U.S. Bank National Association, Breitburn Energy Partners LP, Breitburn Finance Corporation, Breitburn Operating LP and each of the subsidiary entities named therein.
10.7	First Amendment to Third Amended and Restated Credit Agreement, dated as of April 8. 2015, by and among Breitburn Operating LP, as borrower, Breitburn Energy Partners LP, as parent guarantor, Breitburn GP LLC, Breitburn Operating GP LLC, the subsidiary guarantors named therein, each lender signatory thereto and Wells Fargo Bank, National Association.
99.1	Press Release of Breitburn Energy Partners LP dated April 8, 2015.

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